Exhibit 99.1

Thor Industries to Introduce Long-term Goals at Its 2019 Investor Day

Establishes goals for net sales, gross margins and net cash from operations

ELKHART, Ind., Oct. 14, 2019 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) announced that it is hosting its 2019 Investor Day today at the Erwin Hymer Museum in Bad Waldsee, Germany, where the Company's management team will unveil their long-term strategic goals to analysts and investors.

The event will feature presentations by Bob Martin, Thor President and Chief Executive Officer; Colleen Zuhl, Thor Senior Vice President and Chief Financial Officer; and Martin Brandt, Chief Executing Officer of Erwin Hymer Group (EHG), and provide an in-depth overview of Thor's global operations, including EHG, while setting out long-term goals for net sales, gross margin and net cash from operations.

"We are excited to showcase our new international operations, and to introduce investors to the products and operations of EHG at our 2019 Investor Day," commented Bob Martin, Thor President and Chief Executive Officer. "Our management team is focused on the long-term goals of our business. We make our strategic and operating decisions based not just on the next year but the next five years or more. With this perspective, we are pleased to share our long-term performance goals with the investor community."

Thor's long-term strategic plan seeks to expand the Company's international leadership position within the recreational and outdoor space while achieving measurable performance goals. Thor's management team outlined three specific strategic goals to be achieved by the end of fiscal 2025:

  Net Sales: Achieve $14 billion in annual net sales.
  Gross Margin: Attain sustainable gross margins of 16%.
  Cash Flow: Generate over $3 billion in cumulative net cash from operations.

Martin concluded, "These long-term goals reflect management's key priorities, and our confidence in both our EHG acquisition and our strategic plan."

Due to limited capacity, attendance was by invitation only, but a copy of the presentation slides shown at the event has been posted on the Company's investor relations website. The event will not be webcast, but a video of the Opening Remarks and a transcript of the Q&A session will be available for download on the Company's website by the end of the day on Tuesday, October 15, 2019. To view these materials after that date, go to ir.thorindustries.com.

About Thor Industries, Inc.

Thor is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward Looking Statements

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products and services; consumer preferences; the ability to efficiently utilize production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions; the impact of changing emissions standards in the various jurisdictions in which our products are sold; and changes to investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of EHG include risks regarding the potential benefits of the acquisition and the anticipated operating value creation, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG's business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2019.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law, or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Investor Relations:
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912